          As filed with the Securities and Exchange Commission on August 23, 2000  Registration No. ____

                               SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C. 20549

                                             FORM S-8
                      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     RHINO ECOSYSTEMS, INC.
                     (Exact Name of Registrant as Specified in its Charter)

                         Florida                       65-0939751
          (State or other jurisdiction of               (IRS Employer
               incorporation or organization)                Identification Number)

                     40 Trowers Road, Woodbridge, Ontario, Canada L4L 7K6
              (Address of Registrant's principal executive offices and zip code)

              Registrant's telephone number, including area code: (905) 264-0198

 Consulting Agreements with E.A. Hollander, Colin Mallet, Jurgeon Garbe, Gary Schwanz,
 Srdjan Novak, Ivana Nikolic, Audrey Thaler, Julie Beth Levine, Steven Salzburg, and William Tang
 and Employment and Fee Agreement with Richard P. Greene
                                    (Full title of the plans)

                                   Richard P. Greene, Esq.
                                   Richard P. Greene, P.A.
             2455 E. Sunrise Boulevard, Suite 905, Ft. Lauderdale, Florida 33304
                                     (954) 564-6616
         (Address, including zip code, and telephone number of agent for service)

                               CALCULATION OF REGISTRATION FEE
______________________________________________________________________________________

Title of Each   Proposed     Maximum     Proposed Maximum Amount
Class of           Amount       Offering      Aggregate           of
Securities to      to be        Price per     Offering            Registration
be Registered      Registered   Share/Option  Price               Fee
______________________________________________________________________________________________

Common Stock, $.0001 par value:
E.A. Hollander    90,000(1)    $1.31(2)      $117,900        $31.13
Colin Mallet    60,000(1)     1.3112)        78,600         20.75
Jurgeon Garbe   50,000(1)     1.31(2)        65,500         17.29
Gary Schwanz   60,000(1)     1.31(2)        78,600         20.75
Srdjan Novak   90,000(1)     1.31(2)       117,900         31.13
Ivana Nikolic   80,000(1)     1.31(2)       104,800         27.67
Audrey Thaler   40,000(1)     1.31(2)        52,400         13.83
Julie Beth Levine 50,000(1)         1.31(2)            65,500           17.29
Steven Salzburg   50,000(1)     1.31(2)        65,500         17.29
William Tang      80,000(1)         1.31(2)           104,800           27.67
Richard P. Greene 20,000(1)         1.31(2)            26,200            6.92
TOTAL                            $231.72(3)
_____________________________________________________________________________________________
(1)  Represents shares underlying the options issuable under certain conditions to the above named consultants.
(2)  The prices hereof may change prior to the effective date of the Registration Statement;
     therefore, such prices are estimated solely for the purposes of computing the registration fee pursuant to Rule 457(a).
(3)  Reflects the required filing fee.

 PART I

Item 1. Plan Information.

Not applicable.

Item 2. Registrant Information and Employee Plan Annual Information.

Not applicable.

 PART II

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates the following documents by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1999;

(b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended April 30, 2000;

(c) The Registrant's Articles of Incorporation and Amendments thereto, and the Registrant's Bylaws;

(d) All other documents filed by Registrant after the date of this Registration Statement under
      Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that registers securities covered hereunder that remain unsold.

Item 4. Description of Securities.

The class of securities to be offered hereby is subject to the reporting requirements of the Securities
Exchange Act of 1934, as amended.  The Company's authorized capitalization is 25,000,000 shares of common stock, $.0001 par value, of which approximately 6,525,539 shares of common stock are issued and outstanding.

Holders of the Company's Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders.  Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any members to the board of directors.  The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would reduce the percentage ownership of the Company of its shareholders and which would dilute the book value of the Common
Stock.

Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock.  The
Common Stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after the satisfaction of all liabilities.  Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.  During the last two fiscal years the Company has not paid cash dividends on its Common Stock and does not anticipate that it will pay cash dividends in the foreseeable future.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

The Registrant is a Florida corporation.  The General Corporation Law of Florida provides authority for broad indemnification of directors, officers, employees and agents.  The Registrant's Articles of Incorporation, as
Amended, incorporate the indemnification provisions of the General Corporation Law of Florida to the fullest extent provided.

The Registrant has entered into indemnification agreements with its Directors indemnifying them against liability and reasonable costs and expenses  incurred in litigation arising by reason of the fact that he or she is or was a director, officer, stockholder, employee, or agent of the Registrant, provided that the director acted in good faith and in a manner reasonably intended to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits

Exhibit  Description
5  Opinion of Richard P. Greene, P.A.

10.1  Consulting Agreement with E.A. Hollander, dated August 15, 2000
10.2  Consulting Agreement with Colin Mallet, dated September 30, 1998.
10.3  Consulting Agreement with Jurgeon Garbe, dated September 30, 1998.
10.4  Consulting Agreement with Gary Schwanz, dated August 15, 2000
10.5  Consulting Agreement with Srdjan Novak, dated September 30, 1998.
10.6  Consulting Agreement with Ivana Nikolic, dated September 30, 1998.
10.7  Consulting Agreement with Audrey Thaler, dated January 15, 1999.
10.8  Consulting Agreement with Julie Beth Levine, dated January 15, 1999.
10.9  Consulting Agreement with Steven Salzburg, dated January 30, 1999.
10.10  Consulting Agreement with William Tang, dated January 9, 1999.
10.11          Employment & Fee Agreement with Richard P. Greene, P.A., dated August 22, 2000

23.1  Consent of Richard P. Greene, P.A.

23.2  Consent of KPMG, LLP

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the
      Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d)
      of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
      In the event that a claim for indemnification against such liabilities (other than the payment by the
      Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 22nd day of August, 2000

RHINO ECOSYSTEMS, INC.

    By: /s/ Mark Wiertzema
-------------------------------------
                Mark Wiertzema, President and CFO

    By: /s/ Gordon Novak
-------------------------------------
                Gordan Novak, Vice President

    By: /s/ Jan Walsh
-----------------------------------
                Jan Walsh, Secretary/Treasurer

 EXHIBIT INDEX

Exhibit  Description         Page

5  Opinion of Richard P. Greene, P.A.

10.1  Consulting Agreement with E.A. Hollander, dated August 15, 2000
10.2  Consulting Agreement with Colin Mallet, dated September 30, 1998.
10.3  Consulting Agreement with Jurgeon Garbe, dated September 30, 1998.
10.4  Consulting Agreement with Gary Schwanz, dated August 15, 2000
10.5  Consulting Agreement with Srdjan Novak, dated September 30 , 1998.
10.6  Consulting Agreement with Ivana Nikolic, dated September 30, 1998.
10.7  Consulting Agreement with Audrey Thaler, dated January 15, 1999.
10.8  Consulting Agreement with Julie Beth Levine, dated January 15, 1999.
10.9  Consulting Agreement with Steven Salzburg, dated January 30, 1999.
10.10  Consulting Agreement with William Tang, dated January  9, 1999.
10.11          Employment & Fee Agreement with Richard P. Greene, P.A., dated August 22, 2000.

23.1  Consent of Richard P. Greene, P.A.

23.2  Consent of KPMG, LLP

EXHIBIT 5.1
 LAW OFFICES
 RICHARD P. GREENE, P.A.
 INTERNATIONAL BUILDING
 2455 EAST SUNRISE BOULEVARD
 SUITE 905
 FORT LAUDERDALE, FLORIDA 33304
 ------
 TELEPHONE: (954) 564-6616
 FAX: (954) 561-0997

September 11, 2000

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Rhino Ecosystems, Inc.

Gentlemen:

This opinion is given in connection with the registration with the Securities and Exchange Commission of an
aggregate of 670,000 shares of Common Stock granted by Rhino Ecosystems, Inc. (the "Company").   The Shares
are being registered pursuant to a requirement of Section 5 of the Securities Act of 1933, as amended (the
"Act") pursuant to a Registration Statement filed with the Washington, D.C. Office of the United States
Securities and Exchange Commission (the "Registration Statement").

We have acted as counsel to the Company only in connection with the preparation of the Form S-8 Registration
Statement pursuant to which the Shares were registered, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photostatic copies.  As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

The 670,000 shares of Common Stock are being registered and distributed pursuant to the Company's Registration
Statement.  The shares of Common Stock are now authorized but unissued.

Based upon the foregoing, we are of the opinion that:

1.  The Shares of the Company registered with the Securities and Exchange Commission, having been issued and sold pursuant to the Registration Statement, are fully paid and non-assessable and there will be no personal liability to the owners thereof.

U.S. Securities and Exchange Commission
Page Two

This law firm hereby consents to the use of this opinion in connection with the Company's Registration
Statement and the inclusion of this opinion as an Exhibit thereto.

Very truly yours,

RICHARD P. GREENE, P.A.

/s/ Richard P. Greene
----------------------
Richard P. Greene
For the Firm

Exhibit 10.1
                                      CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between RHINO ECOSYSTEMS, INC., a Florida corporation (the "Company"); and E.A. HOLLANDER, an individual (the "Consultant"); the Company and the
Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".

 P R E A M B L E :

WHEREAS, the Consultant has substantial experience in the areas of financial consulting and new dealership design; and

WHEREAS, the Company desires to retain the Consultant's services  and has requested that the Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt  and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

 WITNESSETH:

 ARTICLE ONE
 RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to assist it in developing corporate dealership programs and structuring corporate transactions and affairs as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the Company's business plan which has been discussed by the Parties.

1.2 Development Duties

The Consultant's duties, which relate to the dealership program operation of the Company and for which he will receive the compensation specified elsewhere in this Agreement are:

1.2.1 To make recommendations on and assist in designing the Dealership program for the Company.

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

1.4 Term

The term of this Agreement shall be for the period commencing August 1999 and ending March 2000.

 ARTICLE TWO
 CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services provided between August 1999 and March 2000, pursuant to this Agreement, the Consultant shall receive from the Company for the services herein described 90,000 shares of the
Company's common stock.

2.2 Miscellaneous

The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Article One.

 ARTICLE THREE
 REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

 ARTICLE FOUR
 MISCELLANEOUS

4.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:  E.A. (Bob) Hollander
________________________
________________________

TO THE COMPANY: Rhino Ecosystems, Inc.
40 Trowers Road
Woodbridge, Ontario
Canada L4L 7K6

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.  All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13 Counterparts

This Agreement may be executed in any number of counterparts.  All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 15 day of
August , 2000.

Signed, Sealed & Delivered
  in Our Presence
RHINO ECOSYSTEMS, INC.

     By: /s/ Mark Wiertzema
                                            Mark Wiertzema, President

     CONSULTANT:

     By: /s/ E.A. Hollander
                                            E.A. Hollander

Exhibit 10.2
                               CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between RHINO ECOSYSTEMS, INC., a Florida corporation (the "Company"); and COLIN MALLET, an individual (the "Consultant"); the Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a
"Party".

 P R E A M B L E :

WHEREAS, the Consultant has substantial experience as a Production Manufacturing Engineer in the area of mould design; and

WHEREAS, the Company desires to retain the Consultant's services  and has requested that the Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt  and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

 WITNESSETH:

 ARTICLE ONE
 RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to assist it in designing a mould to ensure that the Company's product designs can be manufactured in an efficient manner as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the Company's business plan which has been discussed by the Parties.

1.2 Development Duties

The Consultant's duties, which relate to the Company's production of the RINO? System, for which he will receive the compensation specified elsewhere in this Agreement are:

1.2.1 To design the mould for the production and tooling of the RINO? System to ensure that the designs can be manufactured in an efficient manner.

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

1.4 Term

The term of this Agreement shall be for the period of September 1998 through March 1999.

 ARTICLE TWO
 CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services provided between September 1998 and March 1999, pursuant to this
Agreement, the Consultant shall receive from the Company for the services herein described 60,000 shares of the Company's common stock.

2.2 Miscellaneous

The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Article One.

 ARTICLE THREE
 REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

 ARTICLE FOUR
 MISCELLANEOUS

4.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:  Colin Mallet
________________________
________________________

TO THE COMPANY: Rhino Ecosystems, Inc.
40 Trowers Road
Woodbridge, Ontario
Canada L4L 7K6

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.  All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13 Counterparts

This Agreement may be executed in any number of counterparts.  All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 30 day of
September, 1998.

Signed, Sealed & Delivered
  in Our Presence
RHINO ECOSYSTEMS, INC.

     By: /s/ Mark Wiertzema
                                            Mark Wiertzema, President

     CONSULTANT:

     By: /s/ Colin Mallet
                                            Colin Mallet

Exhibiy 10.3
                                  CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between RHINO ECOSYSTEMS, INC., a
Florida corporation (the "Company"); and JURGEON GARBE, an individual (the "Consultant"); the Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a
"Party".

 P R E A M B L E :

WHEREAS, the Consultant has substantial experience as a Professional Engineer in the area of patent and plumbing code compliance; and

WHEREAS, the Company desires to retain the Consultant's services  and has requested that the Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt  and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

 WITNESSETH:

 ARTICLE ONE
 RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to assist it in establishing the testing measurements required on the patenting and plumbing code compliance of the Company's products as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the Company's business plan which has been discussed by the Parties.

1.2 Development Duties

The Consultant's duties, which relate to code compliance of the Company's products, for which he will receive the compensation specified elsewhere in this Agreement are:

1.2.1 To establish the quantitative and qualitative testing measurements required on the patenting and plumbing code compliance of the Company's products.

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

1.4 Term

The term of this Agreement shall be for the period of September 1998 through December 1998.

 ARTICLE TWO
 CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services provided between September 1998 and December 1998, pursuant to this
Agreement, the Consultant shall receive from the Company for the services herein described 50,000 shares of the Company's common stock.

2.2 Miscellaneous

The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Article One.

 ARTICLE THREE
 REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

 ARTICLE FOUR
 MISCELLANEOUS

4.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:  Jurgeon Garbe
________________________
________________________

TO THE COMPANY: Rhino Ecosystems, Inc.
40 Trowers Road
Woodbridge, Ontario
Canada L4L 7K6

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.  All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the
Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13 Counterparts

This Agreement may be executed in any number of counterparts.  All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 30 day of
September 1998.

Signed, Sealed & Delivered
  in Our Presence
RHINO ECOSYSTEMS, INC.

     By: /s/ Mark Wiertzema
                                            Mark Wiertzema, President

     CONSULTANT:

     By: /s/ Jurgeon Garbe
                                            Jurgeon Garbe

Exhibit 10.4
                               CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between RHINO ECOSYSTEMS, INC., a Florida corporation (the "Company"); and GARY SCHWANZ, an individual (the "Consultant"); the
Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".

 P R E A M B L E :

WHEREAS, the Consultant has substantial experience as a Management Consultant in the area of plant and warehouse locations; and

WHEREAS, the Company desires to retain the Consultant's services  and has requested that the
Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt  and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

 WITNESSETH:

 ARTICLE ONE
 RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to assist it in locating warehouses throughout the United States for delivery of the Company's products as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the Company's business plan which has been discussed by the Parties.

1.2 Development Duties

The Consultant's duties, which relate to locating warehouses for the distribution of the Company's products, for which he will receive the compensation specified elsewhere in this Agreement are:

1.2.1 To advise on warehousing locations throughout the United States for the optimum delivery of the Company's products.

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

1.4 Term

The term of this Agreement shall be for a period of twelve (12) months.

 ARTICLE TWO
 CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services provided pursuant to this Agreement, the Consultant shall receive from the Company for the services herein described 60,000 shares of the Company's common stock.

2.2 Miscellaneous

The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Article One.

 ARTICLE THREE
 REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

 ARTICLE FOUR
 MISCELLANEOUS

4.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:  Gary Schwanz
________________________
________________________

TO THE COMPANY: Rhino Ecosystems, Inc.
40 Trowers Road
Woodbridge, Ontario
Canada L4L 7K6

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.  All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13 Counterparts

This Agreement may be executed in any number of counterparts.  All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 15 day of August , 2000.

Signed, Sealed & Delivered
  in Our Presence
RHINO ECOSYSTEMS, INC.

     By: /s/ Mark Wiertzema
                                            Mark Wiertzema, President

     CONSULTANT:

     By: /s/ Gary Schwanz
                                            Gary Schwanz

Exhibit 10.5
                                    CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between RHINO ECOSYSTEMS, INC., a Florida corporation (the "Company"); and SRDJAN NOVAK, an individual (the "Consultant"); the
Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".

 P R E A M B L E :

WHEREAS, the Consultant has substantial experience as a Professor in the area of micro-biology;
and

WHEREAS, the Company desires to retain the Consultant's services  and has requested that the
Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt  and adequacy of which is hereby acknowledged, the
Parties, intending to be legally bound, hereby agree as follows:

 WITNESSETH:

 ARTICLE ONE
 RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to assist it in studying the feasibility and design of adding enzymes to the RINO? System filtration bag and as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the Company's business plan which has been discussed by the Parties.

1.2 Development Duties

The Consultant's duties, which relate to the study of adding enzymes to the Company's products, for which he will receive the compensation specified elsewhere in this Agreement are:

1.2.1 To continue studying the feasibility and design of adding enzymes to the RINO? filtration bag. The study started in 1998 and the expected delivery date is 2001.

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

1.4 Term

The term of this Agreement shall be for a period of 12 months, renewable for an additional 12 month term by mutual agreement of the Parties.

 ARTICLE TWO
 CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services provided pursuant to this Agreement, the Consultant shall receive from the Company for the services herein described 90,000 shares of the Company's common stock.

2.2 Miscellaneous

The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Article One.

 ARTICLE THREE
 REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

 ARTICLE FOUR
 MISCELLANEOUS

4.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:  Professor Srdjan Novak
________________________
________________________

TO THE COMPANY: Rhino Ecosystems, Inc.
40 Trowers Road
Woodbridge, Ontario
Canada L4L 7K6

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.
All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the
Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13 Counterparts

This Agreement may be executed in any number of counterparts.  All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 30 day of
September , 1998.

Signed, Sealed & Delivered
  in Our Presence
RHINO ECOSYSTEMS, INC.

     By: /s/ Mark Wiertzema
                                            Mark Wiertzema, President

     CONSULTANT

     By: /s/ Srdjan Novak
                                            Srdjan Novak

Exhibit 10.6
                                 CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between RHINO ECOSYSTEMS, INC., a Florida corporation (the "Company"); and IVANA NIKOLIC, an individual (the "Consultant"); the
Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".

 P R E A M B L E :

WHEREAS, the Consultant has substantial experience as a Design Engineer in the area of packaging systems and package graphics; and

WHEREAS, the Company desires to retain the Consultant's services  and has requested that the
Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt  and adequacy of which is hereby acknowledged, the
Parties, intending to be legally bound, hereby agree as follows:

 WITNESSETH:

 ARTICLE ONE
 RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to assist it in designing a packaging system and graphics for the Company's products and as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the Company's business plan which has been discussed by the Parties.

1.2 Development Duties

The Consultant's duties, which relate to the design of packaging of the Company's products, for which he will receive the compensation specified elsewhere in this Agreement are:

1.2.1 To assist the Company in the design of boxes to ensure minimal damage to its contents during containerization and shipping across North America.

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

1.4 Term

The term of this Agreement shall be for the period of September 1998 through March 1999.

 ARTICLE TWO
 CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services provided pursuant to this Agreement, the Consultant shall receive from the Company for the services herein described 80,000 shares of the Company's common stock.

2.2 Miscellaneous

The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Article One.

 ARTICLE THREE
 REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

 ARTICLE FOUR
 MISCELLANEOUS

4.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:  Ivana Nikolic
________________________
________________________

TO THE COMPANY: Rhino Ecosystems, Inc.
40 Trowers Road
Woodbridge, Ontario
Canada L4L 7K6

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.  All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13 Counterparts

This Agreement may be executed in any number of counterparts.  All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 30 day of
September, 1998.

Signed, Sealed & Delivered
  in Our Presence
RHINO ECOSYSTEMS, INC.

     By: /s/ Mark Wiertzema
                                            Mark Wiertzema, President

     CONSULTANT

     By: /s/ Ivana Nikolic
                                            Ivana Nikolic

Exhibit 10.7
                               CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between RHINO ECOSYSTEMS, INC., a Florida corporation (the "Company"); and AUDREY THALER, an individual (the "Consultant"); the
Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".

 P R E A M B L E :

WHEREAS, the Consultant has substantial experience as a Video Consultant in the area of video scripts and design layout; and

WHEREAS, the Company desires to retain the Consultant's services  and has requested that the
Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt  and adequacy of which is hereby acknowledged, the
Parties, intending to be legally bound, hereby agree as follows:

 WITNESSETH:

 ARTICLE ONE
 RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to assist it in writing the video script and video design layout for the Company's corporate and installation videos and as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the Company's business plan which has been discussed by the Parties.

1.2 Development Duties

The Consultant's duties, which relate to the design of the Company's corporate and installation videos, for which she will receive the compensation specified elsewhere in this Agreement are:

1.2.1 To assist the Company in the design of corporate and installation instruction videos, including script and design.

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

1.4 Term

The term of this Agreement shall be for the period from January 1999 through March 1999.

 ARTICLE TWO
 CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services provided from January 1999 and March 1999 pursuant to this
Agreement, the Consultant shall receive from the Company for the services herein described 40,000 shares of the Company's common stock.

2.2 Miscellaneous

The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Article One.

 ARTICLE THREE
 REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

 ARTICLE FOUR
 MISCELLANEOUS

4.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:  Audrey Thaler
________________________
________________________

TO THE COMPANY: Rhino Ecosystems, Inc.
40 Trowers Road
Woodbridge, Ontario
Canada L4L 7K6

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.  All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13 Counterparts

This Agreement may be executed in any number of counterparts.  All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 15 day of
January, 1999.

Signed, Sealed & Delivered
  in Our Presence
RHINO ECOSYSTEMS, INC.

     By: /s/ Mark Wiertzema
                                            Mark Wiertzema, President

     CONSULTANT:

     By: /s/ Audrey Thaler
                                            Audrey Thaler

 Exhibit 10.8
                                 CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between RHINO ECOSYSTEMS, INC., a Florida corporation (the "Company"); and JULIE BETH LEVINE, an individual (the "Consultant");
the Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".

 P R E A M B L E :

WHEREAS, the Consultant has substantial experience as a Video Production/Director in the area of video production; and

WHEREAS, the Company desires to retain the Consultant's services  and has requested that the
Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt  and adequacy of which is hereby acknowledged, the
Parties, intending to be legally bound, hereby agree as follows:

 WITNESSETH:

 ARTICLE ONE
 RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to assist it in producing and directing a video for the Company's corporate and installation videos and as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the Company's business plan which has been discussed by the Parties.

1.2 Development Duties

The Consultant's duties, which relate to the design of the Company's corporate and installation videos, for which she will receive the compensation specified elsewhere in this Agreement are:

1.2.1 To assist the Company by producing and directing its corporate and installation instruction videos.

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

1.4 Term

The term of this Agreement shall be for the period commencing January 1999 and ending March 1999.

 ARTICLE TWO
 CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services provided from January 1999 and March 1999 pursuant to this
Agreement, the Consultant shall receive from the Company for the services herein described
50,000 shares of the Company's common stock.

2.2 Miscellaneous

The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Article One.

 ARTICLE THREE
 REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

 ARTICLE FOUR
 MISCELLANEOUS

4.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:  Julie Beth Levine
________________________
________________________

TO THE COMPANY: Rhino Ecosystems, Inc.
40 Trowers Road
Woodbridge, Ontario
Canada L4L 7K6

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.  All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13 Counterparts

This Agreement may be executed in any number of counterparts.  All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 15 day of
January, 1999.

Signed, Sealed & Delivered
  in Our Presence
RHINO ECOSYSTEMS, INC.

     By: /s/ Mark Wiertzema
                                            Mark Wiertzema, President

     CONSULTANT:

     By: /s/ Julie Beth Levine
                                            Julie Beth Levine

Exhibit 10.9
                              CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between RHINO ECOSYSTEMS,
INC., a Florida corporation (the "Company"); and STEVEN SALZBURG, an individual (the
"Consultant"); the Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".

 P R E A M B L E :

WHEREAS, the Consultant has substantial experience as a Designer in the area of sales literature and promotion items; and

WHEREAS, the Company desires to retain the Consultant's services  and has requested that the Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt  and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

 WITNESSETH:

 ARTICLE ONE
 RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to assist it in designing and producing the Company's sales literature and product promotion items and as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the
Company's business plan which has been discussed by the Parties.

1.2 Development Duties

The Consultant's duties, which relate to the design of the Company's sales literature and product promotion items, for which he will receive the compensation specified elsewhere in this Agreement are:

1.2.1 To assist the Company by designing and producing the Company's sales literature and product promotion items.

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

1.4 Term

The term of this Agreement shall be for the period commencing January 1999 and ending March
1999.

 ARTICLE TWO
 CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services provided from January 1999 and March 1999 pursuant to this
Agreement, the Consultant shall receive from the Company for the services herein described
50,000 shares of the Company's common stock.

2.2 Miscellaneous

The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Article One.

 ARTICLE THREE
 REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

 ARTICLE FOUR
 MISCELLANEOUS

4.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:  Steven Salzburg
________________________
________________________

TO THE COMPANY: Rhino Ecosystems, Inc.
40 Trowers Road
Woodbridge, Ontario
Canada L4L 7K6

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.  All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the
Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13 Counterparts

This Agreement may be executed in any number of counterparts.  All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 30 day of
January, 1999.

Signed, Sealed & Delivered
  in Our Presence
RHINO ECOSYSTEMS, INC.

     By: /s/ Mark Wiertzema
                                            Mark Wiertzema, President

     CONSULTANT:

     By: /s/ Steven Salzburg
                                            Steven Salzburg

Exhibit 10.10
                               CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into by and between RHINO ECOSYSTEMS,
INC., a Florida corporation (the "Company"); and WILLIAM TANG, an individual (the "Consultant");
the Company and the Consultant being hereinafter collectively referred to as the "Parties" and generically as a "Party".

 P R E A M B L E :

WHEREAS, the Consultant has substantial experience as an Engineer in the area of reviewing the sales literature and videos and translating them to Chinese; and

WHEREAS, the Company desires to retain the Consultant's services  and has requested that the
Consultant include the Company within its selected and limited group of clients; and

WHEREAS, the Consultant is agreeable to such arrangement and is willing to forego significant other opportunities of a similar nature, subject to the following terms and conditions:

NOW, THEREFORE, in consideration for the Consultant's agreement to perform the hereinafter described services as well as of the premises, the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt  and adequacy of which is hereby acknowledged, the
Parties, intending to be legally bound, hereby agree as follows:

 WITNESSETH:

 ARTICLE ONE
 RETENTION

1.1 Duties - General Purpose

The Company hereby engages and retains the Consultant to assist it in reviewing the Company's sales literature and videos and translating them to Chinese and as the Consultant deems necessary to enable the Company to establish its operations as envisioned by the Company's business plan which has been discussed by the Parties.

1.2 Development Duties

The Consultant's duties, which relate to the review of the Company's sales literature and videos, for which he will receive the compensation specified elsewhere in this Agreement are:

1.2.1 To assist the Company by reviewing all of the Company's sales literature and videos and the translation to Chinese.

1.3 Additional Duties

In the event the Company requests that the Consultant render services to it other than those specified in this Agreement, the Company and the Consultant shall enter into a written supplemental agreement setting forth the duties to be performed and the compensation therefor.

1.4 Term

The term of this Agreement shall be for the period commencing January 1999 and ending March 1999.

 ARTICLE TWO
 CONSULTANT'S COMPENSATION

2.1 Compensation

As compensation for the services provided from January 1999 and March 1999 pursuant to this
Agreement, the Consultant shall receive from the Company for the services herein described 80,000 shares of the Company's common stock.

2.2 Miscellaneous

The Company designates and empowers the Consultant to act as its representative for the purposes of performing the Consultant's duties specified in Article One.

 ARTICLE THREE
 REPRESENTATIONS AND WARRANTIES

3.1 The Company hereby represents, warrants and covenants that it will keep the Consultant fully informed of all material Company plans and developments, that all such information will be true, and will not omit any information necessary, in light of the information provided, to render such information not misleading.

3.2 The Parties acknowledge that, except as herein set forth, there are no representations or warranties of any kind.

 ARTICLE FOUR
 MISCELLANEOUS

4.1 Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

TO CONSULTANT:  William Tang
239 Grace Street
Toronto, Ont. M6G 3A7

TO THE COMPANY: Rhino Ecosystems, Inc.
40 Trowers Road
Woodbridge, Ontario
Canada L4L 7K6

in each case, with copies to such other address or to such other persons as any Party shall designate to the others for such purposes in the manner hereinabove set forth.

4.2 Amendment

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by Parties.

4.3 Merger

This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.
All prior agreements whether written or oral are merged herein and shall be of no force or effect.

4.4 Survival

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5 Severability

If any provision or any portion of any provision of this Agreement, other than a conditions precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

4.6 Governing Law and Venue

This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

4.7 Litigation

In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

4.8 Benefit of Agreement

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, jointly and severally, their successors, assigns, personal representatives, estate, heirs and legatees.

4.9 Captions

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

4.10 Number and Gender

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

4.11 Further Assurances

The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.12 Status

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor-agent.

4.13 Counterparts

This Agreement may be executed in any number of counterparts.  All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the 9 day of January
1999.

Signed, Sealed & Delivered
  in Our Presence
RHINO ECOSYSTEMS, INC.

     By: /s/ Mark Wiertzema

                                            Mark Wiertzema, President

     CONSULTANT:

     By: /s/ William Tang

                                            William Tang

Exhibit 10.11
                            EMPLOYMENT AND FEE AGREEMENT

THIS AGREEMENT made this 22nd day of August, 2000, by and between RHINO ECOSYSTEMS, INC.
(hereinafter "CLIENT") with a mailing address of 40 Trowers Road, Woodbridge, Ontario, Canada
L4L 7K6, and telephone number of (905) 264-0198 and RICHARD P. GREENE, P.A., (hereinafter
ATTORNEY).

1.   CLIENT retains ATTORNEY to represent CLIENT as Attorney at Law regarding Corporate/Securities related matters and authorizes and empowers ATTORNEY to do all things reasonably necessary to complete corporate and securities transactions with CLIENT'S consent (other than in connection with capital raising transactions) and agrees to retain ATTORNEY for the services rendered on the following terms and conditions:

a. Retainer shall consist of 20,000 shares of common stock of Rhino Ecosystems, Inc. All referenced shares shall be registered pursuant to a Registration Statement on Form S-8.

b. CLIENT shall also be responsible for costs incurred including, but not limited to, long distance phone calls, transcripts, photocopies, postage, filing fees, and costs of newspaper publications.  Advanced costs that are not expended during the course of the representation are to be returned to the client at the conclusion of the representation, unless ATTORNEY and CLIENT agree otherwise in writing.

2. All fees herein are agreed and accepted by CLIENT.

3. Should it be necessary to institute legal proceedings for the collection of any part of the ATTORNEY'S compensation or costs as set forth above, then CLIENT agrees to pay all court costs and reasonable attorneys fees with regard to the collection of same.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:
Richard P. Greene, P.A.      Rhino Ecosystems, Inc.

By: /s/ Richard P. Greene         By: /s/ Mark Wiertzema
     -----------------------------     ----------------------------------
     Attorney             Mark Wiertzema, President

EXHIBIT 23.1

 LAW OFFICES
 RICHARD P. GREENE, P.A.
 INTERNATIONAL BUILDING
 2455 EAST SUNRISE BOULEVARD
 SUITE 905
 FORT LAUDERDALE, FLORIDA 33304
 ------
 TELEPHONE: (954) 564-6616
 FAX: (954) 561-0997

September 11, 2000

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Rhino Ecosystems, Inc.

Dear Sir or Madam:

This Firm hereby consents to the use of its name in the Registration Statement on Form S-8 as filed via EDGAR with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on August
24, 2000, or as soon thereafter as is reasonably practicable.

Very truly yours,

RICHARD P. GREENE, P.A.

/s/  Richard P. Greene
----------------------
Richard P. Greene
For the Firm

EXHIBIT 23.2

 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

KPMG
3700 STEELES AVE. WEST
SUITE 600
VAUGHAN ONTARIO L4L 8K8
----------
TELEPHONE (905) 264-4130
FAX (905)856-2160

To the Board of Directors
of Rhino Ecosystems Inc.

We consent to incorporation by reference in the registration statement on Form S-8 of Rhino Ecosystems
Inc., of our report dated September 7, 1999, with respect to the balance sheets of Rhino Ecosystems Inc., as of September 7, 1999,1998 and 1997, and the related statements of earnings, shareholders' equity
(deficinecy) and cash flows for the years then ended, which report appears in the Amendment No. 1 to Form
10-SB filed on December 15, 1999.

/s/ KPMG LLP
-----------------
    KPMG LLP
    Chartered Accountants

Toronto, Canada
September 6, 2000

 LAW OFFICES
 RICHARD P. GREENE, P.A.
 INTERNATIONAL BUILDING
 2455 EAST SUNRISE BOULEVARD
 SUITE 905
 FORT LAUDERDALE, FLORIDA 33304
 ------
 TELEPHONE: (954) 564-6616
 FAX: (954) 561-0997

September 11, 2000

Via EDGAR

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Registration Statement on Form S-8
Rhino Ecosystems, Inc. (the "Registrant")
Common Stock

Dear Sir or Madam:

On behalf of the Registrant, enclosed for filing is a copy of the Registrant's Registration
Statement on Form S-8.  The required filing fee in the amount of $231.72 was transferred by wire by the Registrant to the Commission's Account # 910-8739 at Mellon Bank, Pittsburgh, PA.

If you have any questions in this regard, please do not hesitate to contact me.

Very truly yours,

RICHARD P. GREENE, P.A.

/s/ Richard P. Greene
----------------------
Richard P. Greene
For the Firm